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                                                                    EXHIBIT 99.1

For immediate release                            Contact: Craig Parsons
---------------------                                    (310) 449-3660
September 14, 1999


         METRO-GOLDWYN-MAYER OBTAINS BROADCAST RIGHTS TO OVER 800 OF
                                      ITS
          FILM LIBRARY TITLES FROM TURNER BROADCASTING SYSTEMS, INC.

  Once Exclusive Agreement Opens Windows for MGM Networks' Cable & Satellite
                                   Ventures


     Santa Monica, CA - In a significant move to accelerate the creation of MGM-branded cable and satellite channels, Metro-Goldwyn-Mayer Inc. (NYSE: MGM) has obtained broadcast rights to more than 800 of its films previously licensed to Turner Broadcasting System, Inc. The transaction was announced today by Alex Yemenidjian, MGM Chairman and Chief Executive Officer.

     Under terms of the new agreement, MGM successfully renegotiated the reversion of its television rights to 200 library titles, while also obtaining from Turner Broadcasting the right to broadcast the remaining 600 MGM Inc. films on a non-exclusive basis with Turner on any MGM owned-and-operated networks beginning as early as September 2000. Titles included in the group of 800 are some of MGM's most notable films such as West Side Story, Annie Hall, Moonstruck, The Magnificent Seven and selected titles from its Rocky and Pink Panther series. In exchange, Turner Broadcasting gains an extension if its rights in the titles for all of its networks for a period of up to two years past the agreement's original expiration.

     In addition, Turner Broadcasting acquires rights for its Turner Classic Movies cable network for all 600-plus features with increased available runs and term.

     In making the announcement, Yemenidjian said, "This transaction underscores the new MGM's determination to reclaim control of its enormous collection of film assets and the momentum underway in shaping our cable and satellite network alternatives."
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     Metro-Goldwyn-Mayer Inc. is actively engaged in the worldwide production and distribution of entertainment product, including motion pictures, television programming, home video, interactive media, music, licensed merchandise, a library of more than 4,100 films, and a significant television library.

                                    (more)

Page 2- MGM/Turner release

     The Company's operating units include MGM Pictures, United Artists Pictures, Orion Pictures, United Artists Ltd., MGM Television Entertainment, MGM Worldwide Television Distribution, MGM Networks, MGM Distribution Co., MGM Home Entertainment and Consumer Products Group, MGM Music, and MGM Interactive, among others. For more information on MGM, visit MGM Online at http://www.mgm.com.

     This news release contains forward-looking statements that are based upon the company's estimates and expectations concerning future events and are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. These risks and uncertainties include, among other things, future competitive and market conditions, whether the company's products achieve customer acceptance, future business decisions, and other factors, including those described in the company's filings with the Securities and Exchange Commission, all of which are difficult or impossible to predict accurately and many of which are beyond the control of MGM. In light of the significant uncertainties inherent in the forward-looking information herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the company's objectives or plans will be realized. This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities of the Company. If the Company elects to make a public offering of securities, it will file a registration statement with the Securities and Exchange Commission, and any such offering will only be made by means of a prospectus to be contained in such filing.

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